EXHIBIT 10.25
CREDIT AGREEMENT
Dated as of June 1, 2006
(but effective for all purposes as of August 22, 2005)
Between
PRIME OFFSHORE L.L.C.
as Borrower
and
PRIMEENERGY CORPORATION
as Lender
$40,000,000

TABLE OF CONTENTS

		Page
ARTICLE I
Definitions and Accounting Matters

Section 1.01	Terms Defined Above	1
Section 1.02	Certain Defined Terms	1
Section 1.03	Accounting Terms and Determinations	5

ARTICLE II
Revolving Credit Borrowing Base

Section 2.01	Borrowing Base	6
Section 2.02	Note	6
Section 2.03	Borrowing Base Amount	6
Section 2.04	Request for Loans	6
Section 2.05	Funding of Loans	6

ARTICLE III
Payments of Principal and Interest

Section 3.01	Repayment of Loans and Interest	7
Section 3.02	Interest	7
Section 3.03	Prepayments	7
Section 3.04	Conversion	7

ARTICLE IV
Payments; Computations; Etc.

Section 4.01	Payments	8
Section 4.02	Taxes	8

ARTICLE V
Conditions Precedent

Section 5.01	Execution of Documentation	8
Section 5.02	Additional Conditions	9

ARTICLE VI
Representations and Warranties

Section 6.01	Existence	9
Section 6.02	Financial Condition	10
Section 6.03	Litigation	10
Section 6.04	No Breach	10
Section 6.05	Authority	10
Section 6.06	Approvals	10
Section 6.07	Use of Loan Proceeds	10

i

ii

iii

CREDIT AGREEMENT
     THIS CREDIT AGREEMENT, dated as of June 1, 2006, but effective for all purposes as of August 22, 2005 (the “Effective Date”) is between PRIME OFFSHORE L.L.C., a Delaware limited liability company (the “Borrower”), and PRIMEENERGY CORPORATION, a Delaware corporation (the “Lender”).
R E C I T A L S
     A. The Borrower has requested that the Lender provide certain loans to the Borrower.
     B. The Lender has agreed to make such loans subject to the terms and conditions of this Agreement.
     C. In consideration of the mutual covenants and agreements herein contained and of the loans and commitments hereinafter referred to, the parties hereto agree as follows:
ARTICLE I
Definitions and Accounting Matters
     Section 1.01 Terms Defined Above. As used in this Agreement, the terms “Borrower” and “Lender” shall have the meanings indicated above.
     Section 1.02 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Article I or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):
     “Affiliate” of any Person shall mean (i) any Person directly or indirectly controlled by, controlling or under common control with such first Person, (ii) any director or officer of such first Person or of any Person referred to in clause (i) above and (iii) if any Person in clause (i) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, any Person that owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to “control” (including, with its correlative meanings, “controlled by” and “under common control with”) such corporation or other Person. For purposes of this Agreement, the Borrower shall not be considered an Affiliate of Lender and vice versa.
     “Agreement” shall mean this Credit Agreement, as the same may from time to time be amended or supplemented.
     “Borrowing Base Amount” shall mean the maximum amount of credit the Lender, in its sole discretion and determination, is willing to loan and have outstanding to Borrower in accordance with Section 2.03.

     “Borrowing Request” shall mean a request by the Borrower for a Loan in accordance with Section 2.04 and substantially in the form of Exhibit B.
     “Business Day” shall mean any day other than a day on which commercial banks are authorized or required to close in Houston, Texas.
     “Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.
     “Change of Control” shall mean when any Person and its Affiliates (or a group of Persons otherwise acting in concert), other than the Members (as defined in the Limited Liability Company Agreement of the Borrower) of the Borrower as of the date hereof (together with their permitted transferees who are Affiliates of such Members as of the date hereof), acquire more than 50% of the Capital Stock of the Borrower.
     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute.
     “Closing Date” shall mean the date of this Agreement.
     “Debt” shall mean, for any Person the sum of the following (without duplication): (i) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments (including principal, interest, fees and charges); (ii) all obligations of such Person (whether contingent or otherwise) in respect of bankers’ acceptances, letters of credit, surety or other bonds and similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of Property or services (other than for borrowed money); (iv) all obligations under leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable (whether contingent or otherwise); (v) all obligations under leases which require such Person or its Affiliate to make payments over the term of such lease, including payments at termination, which are substantially equal to at least 80% of the purchase price of the Property subject to such lease plus interest as an imputed rate of interest; (vi) all Debt and other obligations of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; (vii) all Debt (as described in the other clauses of this definition) and other obligations of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debtor or obligations of others; (viii) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others; (ix) any Capital Stock of such Person which such Person has a mandatory obligation to redeem such stock; (x) obligations to deliver goods or services in consideration of advance payments; (xi) obligations to pay for goods or services whether or not such goods or services are actually received or utilized by such Person; and (xii) all obligations of such Person under Hedging Agreements.
     “Default” shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

     “Dollars” and “$” shall mean lawful money of the United States of America.
     “Effective Rate” shall mean the rate per annum (expressed as a percentage) published by Federal National Mortgage Association as the one month London Interbank Offered Rate (LIBOR) for the previous month, plus four percent (4%), but in no event exceeding the Highest Lawful Rate.
     “Environmental Laws” shall mean any and all Governmental Requirements pertaining to health or the environment in effect in any and all jurisdictions in which the Borrower is conducting or at any time has conducted business, or where any Property of the Borrower is located, including without limitation, the Oil Pollution Act of 1990 (“OPA”), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. The term “oil” shall have the meaning specified in OPA, the terms “hazardous substance” and “release” (or “threatened release”) have the meanings specified in CERCLA, and the terms “solid waste” and “disposal” (or “disposed”) have the meanings specified in RCRA; provided, however, that (i) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply on and subsequent to the effective date of such amendment and (ii) to the extent the laws of the state in which any Property of any of the Borrower is located establish a meaning for “oil,” “hazardous substance,” “release,” “solid waste” or “disposal” which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.
     “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.
     “Event of Default” shall have the meaning assigned such term in Section 9.01.
     “Excepted Liens” shall mean Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action.
     “Final Maturity Date” shall mean the earliest of (i) thirty days following receipt by the Borrower of written notice from the Lender demanding payment of all Indebtedness, (ii) the date on which the Loans are declared due and payable pursuant to Section 9.02 or (iii) December 15, 2008.
     “GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time.
     “Governmental Authority” shall include the country, the state, county, city and political subdivisions in which any Person or such Person’s Property is located or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities that exercises valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Borrower or any of its Property or the Lender.
     “Governmental Requirement” shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including, without limitation, ERISA, the Code and Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.
     “Hedging Agreements” shall mean any commodity, interest rate or currency swap, cap, floor, collar, forward agreement or other exchange or protection agreements or any option with respect to any such transaction.
     “Highest Lawful Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Note or on other Indebtedness under laws applicable to the Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.
     “Indebtedness” shall mean any and all amounts owing or to be owing by the Borrower to the Lender in connection with the Loan Documents and all renewals, extensions and/or rearrangements of any of the above.
     “Indemnified Parties” shall have the meaning assigned such term in Section 10.03(b).
     “Indemnity Matters” shall mean any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands and causes of action made or threatened against a Person and, in connection therewith, all losses, liabilities, damages or reasonable costs and expenses of any kind or nature whatsoever incurred by such Person.
     “Lien” shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (i) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term “Lien” shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, the Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.
     “Loans” shall mean the loans as provided for by Section 2.01.
     “Loan Documents” shall mean this Agreement, the Security Agreement and the Note.

     “Material Adverse Effect” shall mean any condition or circumstance that would materially and adversely affect (i) the assets, liabilities, financial condition, business or operations of the Borrower as compared to the status of same as of the Closing Date, or (ii) the ability of the Borrower to carry out its business as conducted at the Closing Date or as proposed as of the Closing Date to be conducted or (iii) the ability of the Borrower to meet its obligations under the Loan Documents on a timely basis.
     “Note” shall mean the note provided for by Section 2.02, together with any and all renewals, extensions for any period, increases, rearrangements, substitutions or modifications thereof.
     “Organizational Documents” shall have the meaning assigned in Section 6.01.
     “Person” shall mean any individual, corporation, limited liability company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.
     “Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
     “Responsible Officer” shall mean, with respect to the Borrower, such individual(s) as the Borrower may from time to time designate is writing as a “Responsible Officer” for purposes of this Agreement. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.
     “SEC” shall mean the Securities and Exchange Commission or any successor Governmental Authority.
     “Security Agreement” shall mean the security agreement, mortgage or similar agreement executed by the Borrower in favor of the Lender covering all assets of the Borrower described therein.
     “Subsidiary” shall mean, with respect to any Person, any other Person of which at least a majority of the outstanding equity interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, managers or similar governing body with responsibility for the oversight of the management and operations of such other Person (irrespective of whether or not at the time equity interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such first Person.
     Section 1.03 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, in accordance with GAAP.

ARTICLE II
Revolving Credit Borrowing Base
     Section 2.01 Borrowing Base. The Lender may at its sole discretion and subject to the terms of this Agreement, to make Loans to the Borrower on the Closing Date and on any date prior to Final Maturity Date up to the Borrowing Base Amount. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.
     Section 2.02 Note. The Loans shall be evidenced by a single promissory note of the Borrower in the original principal amount of $40,000,000 in substantially the form of Exhibit A hereto, dated as of the Closing Date, payable to the order of the Lender and otherwise duly completed. The date and amount of the Loans, and all payments made on account of the principal thereof, shall be recorded by the Lender on its books for the Note and, prior to any transfer, may be endorsed by the Lender on a schedule attached to such Note or on any separate record maintained by the Lender. Failure to make any such notation or attach a schedule shall not affect the Lender’s or the Borrower’s rights or obligations in respect of the Loans or affect the validity of such transfer by the Lender of the Note.
     Section 2.03 Borrowing Base Amount. The initial Borrowing Base Amount shall be $40,000,000, but may at any time at the sloe discretion of the Lender be redetermined to any amount not less than the current outstanding balance and indebtedness, and shall be subject to reduction in accordance with Section 3.04.
     Section 2.04 Request for Loans. To request a Loan, the Borrower shall notify the Lender of such request by telephone not later than 11:00 a.m., Houston, Texas time, two Business Days before the date of the proposed borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Lender of a written Borrowing Request in the form of Exhibit B, signed by a Responsible Officer of the Borrower. Each such telephonic and written Borrowing Request shall specify the following information:
               (i) the aggregate amount of the requested Loan, which shall not be less than $100,000;
               (ii) the date of such Loan, which shall be a Business Day; and
               (iii) the location and number of the Borrower’s account to which funds are to be disbursed.
     Section 2.05 Funding of Loans. Subject to Article V and the other provisions hereof, the Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., Houston, Texas time, to the applicable account of the Borrower referred to in Section 2.04(iii).

ARTICLE III
Payments of Principal and Interest
     Section 3.01 Repayment of Loans and Interest. Accrued and unpaid interest on each outstanding Loan shall be due and payable quarterly commencing on the first day of January 2006, and continuing on the first day of each April, July, October and January thereafter while any Loan remains outstanding, the payment in each instance to be the amount of interest which has accrued and remains unpaid in respect of the Loans. The Borrower will pay to the Lender the outstanding principal balance on the Loans as well as all other Indebtedness on the Final Maturity Date. The Borrower shall, however, have the right at any time and from time to time to prepay any Loan in whole or in part, subject to prior notice in accordance with Section 3.03.
     Section 3.02 Interest. Subject to the terms of this Agreement (including, without limitation, Section 10.14) interest on the Loans shall accrue and be payable at a rate per annum equal to the Effective Rate. Interest shall be computed on the basis of a year of 365 or 366 days, as applicable, for the actual days elapsed (including the first day but excluding the last day) during the period for which payable. Interest provided for herein shall be calculated on unpaid sums actually advanced and outstanding pursuant to the terms of this Agreement and only for the period from the date or dates of such advances until repayment.
     Section 3.03 Prepayments.
          (a) The Borrower may prepay any Loan in whole or in part upon not less than ten Business Day’s prior notice to the Lender, which notice shall specify the prepayment date (which shall be a Business Day) and the amount of the prepayment (which shall be in multiples of $100,000 or the remaining principal balance outstanding on the Note) and shall be irrevocable and effective upon receipt by the Lender, provided that interest on the principal prepaid, accrued to the prepayment date, shall be paid on the prepayment date.
          (b) Subject to the exercise by Lender of the conversion option provided in Section 3.04, following the closing of any sale of Capital Stock of the Borrower whereupon the Borrower receives gross proceeds in excess of $50,000,000, the Borrower shall promptly prepay all loans outstanding hereunder and all other Indebtedness.
          (c) Upon prepayment of all Loans pursuant to Section 3.03(a) and/or (b) and subject to payment of all other Indebtedness, the Borrower may terminate this Agreement upon written notice from a Responsible Officer to the Lender, which notice shall be irrevocable and effective upon receipt by the Lender.
          (d) Prepayments permitted under this Section 3.03 shall be without premium or penalty.
     Section 3.04 Conversion.
          (a) The Lender may elect to convert all or any part of the outstanding Loans and any accrued interest thereon into Capital Stock in accordance with the Note provided pursuant to Section 2.02.

          (b) In the event the Lender elects to convert less than all of the outstanding Loans and accrued interest thereon into Capital Stock in accordance with Section 3.04(a) or is otherwise restricted from doing so, the un-converted portion of the Loans and accrued interest thereon shall, subject to the other terms of this Agreement and the Note, remain outstanding and, at the option of the Lender, the Commitment Amount shall immediately be reduced to match the total amount of all outstanding Loans.
ARTICLE IV
Payments; Computations; Etc.
     Section 4.01 Payments. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement and the other Loan Documents shall be made in Dollars to the Lender at such account in Houston, Texas or elsewhere as the Lender shall specify by notice to the Borrower from time to time, not later than 11:00 a.m. Houston, Texas time on the date on which such payments shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Such payments shall be made without (to the fullest extent permitted by applicable law) defense, set-off or counterclaim. Each payment to be made to the Lender under this Agreement or the other Loan Documents shall be paid promptly to the Lender, in immediately available funds. If the due date of any payment under this Agreement or the other Loan Documents would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.
     Section 4.02 Taxes. To the fullest extent permitted by applicable law, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents (other than any taxes measured by or imposed on the net income or profit or gross receipts of the Lender).
ARTICLE V
Conditions Precedent
     Section 5.01 Execution of Documentation. Concurrently with the execution hereof, the following documents shall have been received by the Lender and satisfaction of the other conditions provided in this Section 5.01 shall have occurred, each of which shall be satisfactory to the Lender in form and substance:
          (a) A certificate of the Secretary or an Assistant Secretary of the Borrower setting forth (i) resolutions of its board of directors or respective governing body with respect to its authorization to execute and deliver the Credit Agreement and the other Loan Documents, (ii) its officers (y) who are authorized to sign the Loan Documents and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with the Loan Documents and the transactions contemplated hereby and (iii) Organizational Documents certified as being true and complete.

          (b) Certificates of the state agencies of the jurisdiction of organization and of each other jurisdiction where activities require qualification with respect to the existence, qualification and good standing, where applicable, of the Borrower.
          (c) The Note, duly completed and executed.
          (d) The Security Agreement, duly completed and executed in form satisfactory to the each of the parties thereto.
          (e) Payment of all amounts then due and payable pursuant to Section 10.03.
          (f) Such other documents as the Lender or special counsel to the Lender may reasonably request.
     Section 5.02 Additional Conditions. The obligation of the Lender to make each Loan hereunder, including the initial Loan, is subject to the further conditions precedent that, as of the date of such Loan and after giving effect thereto:
          (a) The Lender shall have received a Borrowing Request;
          (b) No Default shall have occurred and be continuing;
          (c) No Material Adverse Effect shall have occurred; and
          (d) The representations and warranties made by the Borrower in the Loan Documents shall be true on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date and following such Loan, except to the extent such representations and warranties are expressly limited to an earlier date or to the extent the Lender may expressly consent in writing to the contrary.
ARTICLE VI
Representations and Warranties
     The Borrower represents and warrants to the Lender that (each representation and warranty herein is given as of the Closing Date and shall be deemed repeated and reaffirmed on each date of a Loan):
     Section 6.01 Existence. The Borrower: (i) is duly organized or formed, legally existing and in good standing, where applicable, under the laws of the jurisdiction of its incorporation, organization or formation; (ii) has all requisite organizational power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted and the lack of which would have a Material Adverse Effect; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary where failure so to qualify would have a Material Adverse Effect. A true and complete copy of the certificates of formation, operating agreements and/or articles of incorporation and bylaws (as the case may be) of the Borrower, and all other documents creating and governing such entities (collectively the “Organizational Documents”), have been furnished to the Lender. The Organizational

Documents of the Borrower were duly executed and delivered, are in full force and effect, and binding upon and enforceable in accordance with their respective terms. The Borrower’s Organizational Documents constitute the entire understanding among its members. No breach exists under any of the Organizational Documents and no act has occurred and no condition exists which, with the giving of notice or the passage of time would constitute a breach under the Organizational Documents.
     Section 6.02 Financial Condition. The Borrower does not have on the Closing Date any material Debt, contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments.
     Section 6.03 Litigation. At the Closing Date there is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower, that involves the possibility of any judgment or liability against the Borrower that could reasonably be expected to have a Material Adverse Effect or that challenges the validity of any Loan Document.
     Section 6.04 No Breach. Neither the execution and delivery of the Loan Documents, nor compliance with the terms and provisions hereof will conflict with or result in a breach of the Organizational Documents of the Borrower, or any Governmental Requirement or any agreement or instrument to which the Borrower is a party or by which it is bound or to which it or its Properties are subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Borrower pursuant to the terms of any such agreement or instrument.
     Section 6.05 Authority. The Borrower has all necessary limited liability company, power and authority to execute, deliver and perform its obligations under the Loan Documents; and the execution, delivery and performance by the Borrower of the Loan Documents has been duly authorized by all necessary action on its part; and the Loan Documents constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and the application of general principles of equity.
     Section 6.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or of any other Person are necessary for the execution, delivery or performance by the Borrower of the Loan Documents or for the validity or enforceability thereof that have not been provided to the Lender prior to the date hereof.
     Section 6.07 Use of Loan Proceeds. The proceeds of the Loans shall be used only for the leasing of offshore state lease blocks or federal outer continental shelf lease blocks, expenses associated with exploration drilling in such blocks and general corporate purposes. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation G, U or X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of the Loans hereunder will be used to buy or carry any margin stock.

     Section 6.08 No Material Misstatements. No written information, statement, exhibit, certificate, document or report furnished to the Lender by the Borrower in connection with the negotiation of this Agreement or any other Loan Document contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statement contained therein not materially misleading in the light of the circumstances in which made. There is no fact specific to the Borrower that has a Material Adverse Effect or in the future is reasonably likely to have (so far as the Borrower can now foresee) a Material Adverse Effect and that has not been set forth in this Agreement or the other documents, certificates and statements furnished to the Lender by or on behalf of the Borrower, prior to, or on, the Closing Date in connection with the transactions contemplated hereby.
     Section 6.09 Subsidiaries. The Borrower currently has no Subsidiaries.
     Section 6.10 Defaults. The Borrower is not in default and no event or circumstance has occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default under any material agreement or instrument to which the Borrower is a party or by which the Borrower is bound. No Default hereunder has occurred and is continuing.
     Section 6.11 Compliance with the Law. The Borrower has not violated any Governmental Requirement or failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of any of its Properties or the conduct of its business, which violation or failure would have (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect.
     Section 6.12 Security Agreement. The provisions of the Security Agreement are effective to grant to the Lender legal, valid and enforceable mortgage liens and security interests on all of the risks, title and interest of the Borrower in the property described therein.
     Section 6.13 Titles, etc. The Borrower has good title to its respective material (individually or in the aggregate) Properties, free and clear of all Liens except for Liens otherwise permitted or contemplated by this Agreement or the other Loan Documents.
ARTICLE VII
Affirmative Covenants
     The Borrower covenants and agrees that, so long as the Commitment is in effect and until payment in full of all Indebtedness hereunder, all interest thereon and all other amounts payable by the Borrower hereunder:
     Section 7.01 Financial Statements. The Borrower shall deliver, or shall cause to be delivered, to the Lender:
          (a) As soon as available and in any event within 60 Days after the end of each fiscal year of the Borrower, the statements of income and members’ or owner’s equity of the Borrower for such fiscal year, and the related balance sheet of the Borrower as at the end of such fiscal year, and setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by the certificate of a Responsible Officer, which certificate shall state that said financial statements fairly present the financial condition and results of operations of the Borrower as at the end of, and for, such fiscal year and that such financial statements have been prepared in accordance with GAAP.
          (b) Promptly after the Borrower knows that any Default or any Material Adverse Effect has occurred, a notice of such Default or Material Adverse Effect, describing the same in reasonable detail and the action the Borrower proposes to take with respect thereto.
          (c) Promptly upon receipt thereof, a copy of each report or letter submitted to the Borrower by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower and a copy of any response by the Borrower or the governing body of the Borrower to such letter or report.
          (d) From time to time such other information regarding the business, affairs or financial condition of the Borrower as the Lender may reasonably request.
     Section 7.02 Litigation. The Borrower shall promptly give to the Lender notice of: (i) all material legal or arbitral proceedings, all material proceedings before any Governmental Authority and all legal proceedings in which injunctive or similar relief is sought, against or affecting the Borrower, or any of its Properties, that individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and (ii) of any litigation or proceeding involving any Loan Document. The Borrower will promptly notify the Lender of any claim, judgment, Lien or other encumbrance affecting any Property of the Borrower, if such claim, judgment, Lien, or other encumbrance could reasonably be expected to have a Material Adverse Effect.
     Section 7.03 Maintenance, Etc. The Borrower shall: preserve and maintain its legal existence (except as permitted by Section 8.03) and all of its material rights, privileges and franchises; keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities; comply with all Governmental Requirements if failure to comply with such requirements would have a Material Adverse Effect; upon reasonable notice, permit representatives of the Lender, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Lender.
     Section 7.04 Further Assurances. The Borrower will cure promptly any defects in the creation and issuance of the Note and the execution and delivery of the Loan Documents. The Borrower at its expense will promptly execute and deliver to the Lender upon request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of the Borrower in the Loan Documents.
     Section 7.05 Performance of Obligations. The Borrower will pay the Note according to its terms; and the Borrower will do and perform every act and discharge all of the obligations provided to be performed and discharged by them under this Agreement or the other Loan Documents, at the time or times and in the manner specified.

     Section 7.06 Insurance. From and after the date hereof, the Borrower shall maintain and shall continue to maintain with financially sound and reputable insurers, insurance with respect to their respective Properties and business against such liabilities, casualties, risks and contingencies and in such types and amounts as provided in the Security Agreement and as is customary in the case of Persons engaged in the same or similar businesses and similarly situated. Upon request of the Lender, the Borrower will furnish or cause to be furnished to the Lender from time to time a summary of the insurance coverage of the Borrower in form and substance satisfactory to the Lender and if requested will furnish the Lender copies of the applicable policies.
     Section 7.07 Taxes and Other Liens. The Borrower will pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon the Borrower or upon the income or any Property of the Borrower as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a Lien upon any or all of the Property of the Borrower; provided, the Borrower shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted by or on behalf of the Borrower, and if the Borrower shall have set up reserves therefore adequate under GAAP.
     Section 7.08 Environmental Laws. The Borrower shall, except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (i) comply with all Environmental Laws, and obtain, comply with and maintain any and all environmental permits necessary for its operations as conducted and as planned, (ii) take all reasonable efforts to ensure that all of its tenants, subtenants, contractors, subcontractors, and invitees comply with all Environmental Laws, and obtain, comply with and maintain any and all applicable environmental permits and (iii) comply with all orders and directives of all Governmental Authorities regarding Environmental Laws, other than such orders and directives as to which an appeal or other appropriate action to contest such order or directive has been timely and properly taken in good faith.
     Section 7.09 Maintenance of Liens. The Borrower will cause to be performed any and all acts to ensure that the Lender have first priority perfected liens on, and security interests in, the Properties described in the Security Agreement.
     Section 7.10 Adequate Capitalization. If the Borrower engages in an offering of Capital Stock, the Borrower will ensure that there are sufficient authorized shares, after giving effect to all outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights or agreements or instruments or understandings of any character, to permit the Lender to exercise fully its conversion option under this Agreement and the Note.
ARTICLE VIII
Negative Covenants
     The Borrower covenants and agrees that, so long as the Commitment is in effect and until payment in full of the Loans hereunder and all other Indebtedness, all interest thereon and all other amounts payable by the Borrower hereunder, without the prior written consent of the Lender:
     Section 8.01 No Amendments of Organizational Documents. The Borrower shall not amend or modify its Organizational Documents without the prior written consent of the Lender, unless such amendments or modifications are ministerial in nature.
     Section 8.02 Use of Proceeds. The proceeds of the Loans shall not be used for anything other than the uses specified in Section 6.07.
     Section 8.03 Sale of Assets, Consolidation, Merger, Dissolution, Etc. The Borrower shall not directly or indirectly, (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, or (b) wind up, liquidate or dissolve, or (c) sell, lease, transfer or assign any of its material Properties, or (d) agree to do any of the foregoing.
     Section 8.04 Indebtedness. The Borrower will not incur, create, assume or suffer to exist any Debt other than (a) the Indebtedness, (b) letters of credit, surety or other bonds and similar instruments provided by the Borrower in connection with its leasing of or exploration drilling in state offshore lease blocks and federal outer continental shelf lease blocks, (c) accounts payable (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which, if greater than ninety (90) days past the invoice or billing date, are being contested in good faith by appropriate proceedings and the Borrower shall have established reserves adequate under GAAP therefore and (d) other Debt not exceeding, at any time, $100,000 in the aggregate.
     Section 8.05 Liens. The Borrower will not create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired) other than (a) Liens securing the payment of any Indebtedness, (b) Excepted Liens and (c) Liens to secure Debt permitted under Section 8.04.
     Section 8.06 Negative Pledge Clauses. The Borrower will not enter into with any Person any agreement, other than this Agreement, which prohibits or limits the ability of the Borrower to create, incur, assume or suffer to exist any Lien upon any of its Properties, assets or revenues, whether now owned or hereafter acquired.
     Section 8.07 Investments, Loans and Advances. The Borrower will not make or permit to remain outstanding any loans or advances to or investments in any Person, except that the foregoing restriction shall not apply to: (a) investments in direct obligations of the United States of America or any agency thereof, (b) investments in certificates of deposit of maturities less than one year, issued by commercial lenders in the United States having capital and surplus in excess of $50,000,000, and (c) investments in commercial paper of maturities less than one year if at the time of purchase such paper is rated in either of the two highest rating categories of Standard & Poors Corporation, Moody’s Investors Service, Inc., or any other rating agency satisfactory to Lender.
     Section 8.08 Dividends, Distributions and Redemptions. The Borrower will not declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding, return any capital to its stockholders, or make any distribution of its assets to its stockholders as such.
     Section 8.09 Nature of Business. The Borrower will not materially change the character of its business as carried on at the date hereof.
     Section 8.10 Transactions with Affiliates. The Borrower will not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate.
ARTICLE IX
Events of Default; Remedies
     Section 9.01 Events of Default. One or more of the following events shall constitute an “Event of Default”:
          (a) The Borrower shall default in the payment or prepayment when due of any principal of or interest on any Loan or any fees or other amount payable by it hereunder or under any Loan Document and such default, other than a default of a payment or prepayment of principal, shall continue unremedied for a period of two Business Days; or
          (b) The Borrower shall default in the payment when due of any principal of or interest on any of its other Debt aggregating $100,000 or more, or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Debt shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, such Debt to become due prior to its stated maturity; or
          (c) any representation, warranty or certification made or deemed made herein or in any other Loan Document by the Borrower or any certificate furnished to the Lender pursuant to the provisions hereof or any other Loan Document, shall prove to have been false or misleading as of the time made or furnished in any material respect; or
          (d) the Borrower shall default in the performance of any of its obligations under Article VIII or any other Article of this Agreement other than under Article VII; or the Borrower shall default in the performance of any of its obligations under Article VII or under any other Loan Document (other than the payment of amounts due which shall be governed by Section 9.01(a)) and such default shall continue unremedied for a period of 30 days after the earlier to occur of (i) notice thereof to the Borrower by the Lender or (ii) the Borrower otherwise becoming aware of such default; or
          (e) the Borrower shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

          (f) the Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, liquidation or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code, or (vi) take any action for the purpose of effecting any of the foregoing; or
          (g) a proceeding or case shall be commenced, without the application or consent of the Borrower in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower of all or any substantial part of its assets, or (iii) similar relief in respect of the Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or (iv) an order for relief against the Borrower shall be entered in an involuntary case under the Federal Bankruptcy Code; or
          (h) a judgment or judgments for the payment of money in excess of $100,000 in the aggregate shall be rendered by a court against the Borrower and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Borrower shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;
          (i) a Change of Control to which the Lender has not consented in writing shall occur; or
          (j) the occurrence of any event having a Material Adverse Effect.
     Section 9.02 Remedies.
          (a) In the case of an Event of Default other than one referred to in clauses (e), (f) or (g) of Section 9.01, the Lender may, by notice to the Borrower, cancel the Commitment and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Note to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.
          (b) In the case of the occurrence of an Event of Default referred to in clauses (e), (f) or (g) of Section 9.01, the Commitment shall be automatically canceled and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Note shall become immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.
          (c) All proceeds received after maturity of the Note, whether by acceleration or otherwise shall be applied first to reimbursement of expenses and indemnities provided for in the Loan Documents; second to accrued interest on the Note; third to fees; fourth to principal outstanding on the Note and other Indebtedness; and, to the extent of any excess, to the Borrower or as otherwise required by any Governmental Requirement.
ARTICLE X
Miscellaneous
     Section 10.01 Waiver. No failure on the part of the Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.
     Section 10.02 Notices. Except as otherwise provided herein, all notices and other communications hereunder shall be given or made by telecopy, courier or U.S. Mail or in writing and telecopied, mailed or delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when received by the party to whom it is addressed, except that if sent by telecopy after 1:00 p.m. local time, such communication shall be deemed duly given on the next succeeding Business Day.
     Section 10.03 Payment of Expenses, Indemnities, Etc. The Borrower agrees:
          (a) whether or not the transactions hereby contemplated are consummated, to pay upon request all reasonable expenses of the Lender in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Lender with respect thereto) of, and in connection with, the negotiation, investigation, preparation, execution and delivery of, preservation of rights under, enforcement of, and refinancing, renegotiation or restructuring of, the Loan Documents and any amendment, waiver or consent relating thereto (including, without limitation, travel, photocopy, mailing, courier, telephone and other similar expenses of the Lender, the reasonable fees and disbursements of counsel and other outside consultants for the Lender and, in the case of enforcement, the reasonable fees and disbursements of counsel for the Lender); and promptly reimburse the Lender upon request for all amounts expended, advanced or incurred by the Lender to satisfy any obligation of the Borrower under this Agreement;
          (b) TO RELEASE, INDEMNIFY AND DEFEND THE LENDER AND ITS AFFILIATES, AND EACH OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS,

ATTORNEYS, ACCOUNTANTS AND EXPERTS (“INDEMNIFIED PARTIES”) FROM AND AGAINST ALL CLAIMS, ACTION SUITS AND OTHER LEGAL ACTIONS COMMENCED OR ASSERTED AGAINST ANY ONE OR MORE OF THE INDEMNIFIED PARTIES (WHETHER OR NOT ANY OF THEM IS DESIGNATED A PARTY THERETO) AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATED TO (I) ANY ACTUAL OR PROPOSED USE BY THE BORROWER OF THE PROCEEDS OF THE LOANS, (II) THE EXECUTION, DELIVERY AND PERFORMANCE OF THE LOAN DOCUMENTS, (III) THE OPERATIONS OF THE BUSINESS OF THE BORROWER, (IV) THE FAILURE OF THE BORROWER TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (V) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OF THE BORROWER SET FORTH IN ANY OF THE LOAN DOCUMENTS, (VI) ANY ASSERTION THAT THE LENDER WAS NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE LOAN DOCUMENTS OR (VII) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND ALL OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH ACTION, SUIT, PROCEEDING (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES) OR CLAIM; AND
          (c) TO RELEASE, INDEMNIFY AND HOLD HARMLESS EACH INDEMNIFIED PARTY FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES TO WHICH ANY SUCH PERSON MAY BECOME SUBJECT (I) UNDER ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY OF ITS PROPERTIES, INCLUDING WITHOUT LIMITATION, THE TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON ANY OF ITS PROPERTIES, (II) AS A RESULT OF THE BREACH OR NON-COMPLIANCE BY THE BORROWER WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER, (III) DUE TO PAST OWNERSHIP BY THE BORROWER OF ANY OF ITS PROPERTIES OR PAST ACTIVITY ON ANY OF ITS PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (IV) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER, OR (V) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS.
          (d) No Indemnified Party may settle any claim to be indemnified without the consent of the indemnitor, such consent not to be unreasonably withheld; provided, that the indemnitor may not reasonably withhold consent to any settlement that an Indemnified Party proposes, if the indemnitor does not have the financial ability to pay all its obligations outstanding and asserted against the indemnitor at that time, including the maximum potential claims against the Indemnified Party to be indemnified pursuant to this Section 10.03.
          (e) In the case of any indemnification hereunder, the Lender shall give notice to the Borrower of any such claim or demand being made against the Indemnified Party and the Borrower shall have the non-exclusive right to join in the defense against any such claim or demand provided that if the Borrower assumes and prosecutes the defense of such claim or demand, the Indemnified Party shall bear its own cost of defense unless there is a conflict between the Borrower and such Indemnified Party.

          (f) THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTD7IED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES. TO THE EXTENT THAT AN INDEMNIFIED PARTY IS FOUND TO HAVE COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL CONTINUE BUT SHALL ONLY EXTEND TO THE PORTION OF THE CLAIM THAT IS DEEMED TO HAVE OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTY.
          (g) The Borrower’s obligations under this Section 10.03 shall survive any termination of this Agreement and the payment of the Note and shall continue thereafter in full force and effect.
          (h) The Borrower shall pay any amounts due under this Section 10.03 within 10 days of the receipt by the Borrower of notice of the amount due.
     Section 10.04 Amendments, Etc. Any provision of any Loan Document may be amended, modified or waived with the Borrower’s and the Lender’s prior written consent.
     Section 10.05 Successors and Assigns. Subject to compliance with Section 10.06 below, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
     Section 10.06 Assignments.
          (a) The Borrower may not assign its rights or obligations hereunder or under the Note without the prior written consent of the Lender.
          (b) The Lender may at any time assign all or a portion of its rights and obligations under this Agreement to one or more Affiliates of the Lender. Upon receipt of such executed assignment, the Borrower, will, at its own expense, execute and deliver a new Note to the assignor and/or assignee, as appropriate, in accordance with their respective interests as they appear. Upon the effectiveness of any assignment pursuant to this Section 10.06(b), the assignee will become a “Lender,” if not already a “Lender,” for all purposes of this Agreement. The assignor shall be relieved of its obligations hereunder to the extent of such assignment (and if the assigning Lender no longer holds any rights or obligations under this Agreement, such assigning Lender shall cease to be a “Lender” hereunder except that its rights under Sections 4.02 and 10.03 shall not be affected).
          (c) Except as provided in (b) above, the Lender may, upon the written consent of the Borrower (which consent shall not be unreasonably withheld and the Borrower shall only have the right to consent so long as no Default or Event of Default exists hereunder) assign to one or more assignees all or a portion of its rights and obligations under this Agreement. Any assignment will become effective upon the execution and delivery of the assignment to the Borrower. Upon receipt and acceptance of such executed assignment, the Borrower, will, at its own expense, execute and deliver a new Note to the assignor and/or assignee, as appropriate, in accordance with their respective interests as they appear. Upon the effectiveness of any assignment pursuant to this Section 10.06(c), the assignee will become a “Lender,” if not already a “Lender,” for all purposes of this Agreement. The assignor shall be relieved of its obligations hereunder to the extent of such assignment (and if the assigning Lender no longer holds any rights or obligations under this Agreement, such assigning Lender shall cease to be a “Lender” hereunder except that its rights under Sections 4.02 and 10.03 shall not be affected).
          (d) The Lender may furnish any information concerning the Borrower in its possession from time to time to assignees (including prospective assignees).
          (e) Notwithstanding any other provisions of this Section 10.06, no transfer or assignment of the interests or obligations of the Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would (i) require the Borrower to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any state or (ii) subject the Borrower to any withholding tax or other charge pursuant to Section 4.02.
          (f) If any assignment by the Lender pursuant to this Section 10.06 shall be of less than all of the Lender’s rights and obligations under this Agreement, then the Borrower shall continue to deal solely and directly with the Lender as if such assignment had not taken place.
     Section 10.07 Invalidity. In the event that any one or more of the provisions contained in any of the Loan Documents shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of any of the other Loan Documents.
     Section 10.08 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.
     Section 10.09 References. The words “herein,” “hereof,” “hereunder” and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection. Any reference herein to a Section shall be deemed to refer to the applicable Section of this Agreement unless otherwise stated herein. Any reference herein to an exhibit or schedule shall be deemed to refer to the applicable exhibit or schedule attached hereto unless otherwise stated herein.
     Section 10.10 Survival. The obligations of the parties under Section 4.02 and Section 10.03 shall survive the repayment of the Loans and the termination of the Commitment. To the extent that any payments on the Indebtedness are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Lender’s rights, powers and remedies under each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Lender to effect such reinstatement.

     Section 10.11 Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.
     Section 10.12 No Oral Agreements. THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
     Section 10.13 Governing Law. THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF TEXAS (EXCLUDING ANY CONFLICT-OF-LAW OR CHOICE-OF-LAW RULES THAT MIGHT LEAD TO THE APPLICATION OF THE INTERNAL LAWS OF ANY OTHER JURISDICTION).
     Section 10.14 Interest. It is the intention of the parties hereto that Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to the Lender under laws applicable to it (including the laws of the United States of America or any other jurisdiction whose laws may be mandatorily applicable to the Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in the Loan Documents or any agreement entered into in connection with or as security for the Note, it is agreed as follows: (i) the aggregate of all consideration that constitutes interest under law applicable to the Lender that is contracted for, taken, reserved, charged or received by the Lender under any of the Loan Documents or agreements or otherwise in connection with the Note shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by the Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by the Lender to the Borrower); and (ii) in the event that the maturity of the Note is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by the Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by the Lender to the Borrower). All sums paid or agreed to be paid to the Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to the Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans evidenced by the Note until payment in full so that the rate or amount of interest on account of the Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to the Lender on any date shall be computed at the Highest Lawful Rate applicable to the Lender pursuant to this Section 10.14 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Lender would be less than the amount of interest payable to the Lender computed at the Highest Lawful Rate applicable to the Lender, then the amount of interest payable to the Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to the Lender until the total amount of interest payable to the Lender shall equal the total amount of interest which would have been payable to the Lender if the total amount of interest had been computed without giving effect to this Section 10.14.
[SIGNATURE PAGE NEXT PAGE]

     The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:	PRIME OFFSHORE L.L.C

	By: Name:	/s/ Jim R. Brock Jim R. Brock
	Title:	President and Chief Financial Officer

Address for Notices:
9821 Katy Freeway, Suite 1050
Houston, Texas 77024

Facsimile No.: (713) 461-9231
Telephone No.: (713) 461-7221
Attention: Jim R. Brock

LENDER:	PRIMEENERGY CORPORATION

	By: Name:	/s/ Beverly A. Cummings Beverly A. Cummings
	Title:	Executive Vice President

Address for Notices:
1 Landmark Square, 11th Floor Stamford, Connecticut 06901

Facsimile No.: (203) 358-5786 Telephone No.: (203) 358-5701 Attention: Charles E. Drimal, Jr.
SIGNATURE PAGE
CREDIT AGREEMENT

EXHIBIT A
FORM OF CONVERTIBLE NOTE

$40,000,000	August 22, 2005
     FOR VALUE RECEIVED, Prime Offshore L.L.C., a Delaware limited liability company (the “Borrower”), hereby promises to pay to the order of PrimeEnergy Corporation, a Delaware corporation (the “Lender”), at such account in Houston, Texas or elsewhere as the Lender shall specify by notice to the Borrower from time to time, the principal sum of Forty Million Dollars ($40,000,000) (or so much as is advanced pursuant to the terms of Credit Agreement described below) in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest, at such office, in like money and funds, at the rates per annum and on the dates provided in the Credit Agreement.
     The date and amount of each Loan and each payment made on account of the principal and interest hereof shall be recorded by the Lender on its books.
     This Note is the Note referred to in the Credit Agreement effective as of even date herewith between the Borrower and the Lender and evidences Loans made by the Lender thereunder (such Credit Agreement as the same may be amended or supplemented from time to time, the “Credit Agreement”). Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.
     This Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the other Loan Documents. The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to the Note.
Conversion of Note
     If, while this Note is outstanding, the Borrower consummates a public offering or private placement of any class of Capital Stock (all such interests of the Borrower, howsoever denominated being “New Equity”) in excess of $50.0 million (such offering or placement of New Equity being an “Equity Offering”), then all or any portion of this Note (including accrued and unpaid interest to the date of conversion) may be converted, at the option of the Lender, into New Equity of the Borrower in accordance with the terms hereof.
     If the Borrower intends to conduct an Equity Offering, the Borrower shall give the Lender written notice of such intention and a time period during which it reasonably anticipates such Equity Offering to be consummated. The Borrower will further deliver any prospectus or offering circular (both a preliminary and final) or other offering material prepared in connection with such proposed Equity Offering. The Lender shall, within 10 days following its receipt of the final prospectus or offering circular, notify the Borrower of its election to (i) have all or a portion of outstanding principal balance of the Note and accrued and unpaid interest thereon repaid in full in cash or (ii) convert all or a portion of outstanding principal balance of the Note and accrued and unpaid interest thereon into shares of New Equity at the same offering price and terms upon which the New Equity is sold and the amount so converted will be deemed to have been paid. If more than one class of New Equity is sold or to be sold, the Lender will have the option to select from among the classes and shall specify the class and amounts in its notice to the Borrower and if no election is made among classes, but an election is made to convert into New Equity, such conversion shall be allocated among the classes at the discretion of the Borrower. If the Lender fails to make any affirmative election, the Lender shall be deemed to have elected to have the entire outstanding principal balance of the Note, together with all accrued and unpaid interest, paid in cash on the 10th day following the date on which the Equity Offering was consummated. All elections, once made, are irrevocable.
     To the extent of the Borrower’s delivery to the Lender of the fixed number of shares of New Equity into which this Note is convertible pursuant to the election made above (together with the cash payment in lieu of any fractional share of New Equity as contemplated below), such delivery will be deemed to satisfy the Borrower’s obligation to pay the principal amount of this Note including the accrued and unpaid interest.
     Elections are subject to the following additional terms:
     1) The Lender may convert the Note in part so long as such part is an integral multiple of $100.
     2) No conversion shall result in the issuance of fractional shares of New Equity. If the Lender would otherwise be entitled to a fractional share, then the Borrower shall pay to the Lender equal to the then current market value of such fractional share unless the Lender has elected to maintain its Commitment under the Credit Agreement.
     3) To convert this Note, the Lender must (i) deliver written notice of its conversion election to the Borrower, (ii) surrender the Note to the Borrower, (iii) if required, furnish appropriate endorsements and transfer documents and (iv) if required, pay all transfer or similar taxes. All such actions should occur no later than the 10th day following the completion of the Equity Offering.
     4) In the case of (i) any reclassification of the New Equity, or (ii) a consolidation, merger or combination involving the Borrower or a sale or conveyance to another person of the property and assets of the Borrower as an entirety or substantially as an entirety in each case as a result of which holders of the New Equity shall be entitled to receive stock, other securities, other property or assets (including cash) with respect to or in exchange for such New Equity, the Lender will generally be entitled thereafter to convert this Note into the kind and amount of shares of stock, other securities or other property or assets which they would have owned or been entitled to receive upon such reclassification, change, consolidation, merger, combination, sale or conveyance had this Note been converted into New Equity immediately prior to such reclassification, consolidation, merger, combination, sale or conveyance assuming that the Lender would not have exercised any rights of election as to the stock, other securities or other property or assets receivable in connection therewith.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF TEXAS (EXCLUDING ANY CONFLICT-OF-LAW OR CHOICE-OF-LAW RULES THAT MIGHT LEAD TO THE APPLICATION OF THE INTERNAL LAWS OF ANY OTHER JURISDICTION).

PRIME OFFSHORE L.L.C.

By:

Name:	Jim R. Brock
Title:	President and Chief Financial Officer

EXHIBIT B
FORM OF BORROWING REQUEST
                                         _, 200 _
Mr. Charles E. Drimal, Jr.
PrimeEnergy Corporation

     Reference is made to the Credit Agreement, dated as of ________ ___, 2005 (as amended, modified, supplemented, or restated from time to time, “Agreement”), between the undersigned and Prime Energy Corporation. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement. The undersigned hereby gives notice pursuant to Section 2.04 of the Agreement that it requests a Loan under the Agreement, and in that connection sets forth below the terms on which such Loan is requested to be made:

Date of Loan

Amount of Loan	$

Location of the Borrower’s account
     The Borrower hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the date of such Loan requested herein after giving effect to such Loan:
          (a) this Loan will not cause the total amount of all Loans outstanding after giving effect to the Loan requested hereby to exceed the Commitment Amount;
          (b) the representations and warranties of the Borrower set forth in the Loan Documents are true and correct in all material respects, except for such representations and warranties that are expressly limited to an earlier date or to the extent that the Lender may expressly consent in writing to the contrary;
          (c) no Default or Event of Default has occurred and is continuing; and
          (d) no Material Adverse Effect has occurred since the Closing Date.

B-1

     The Borrower further certifies that the proceeds of the Loan requested hereunder will be used in accordance with Section 6.07 of the Agreement.

Very truly yours,

PRIME OFFSHORE, L.L.C.

By:

Name:
Title:

B-2